Exhibit 10.1
AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the Employment Agreement (the “Agreement”), dated as of July 27, 2018, by and between Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), and Sandra B. Cochran (“Executive”), is dated as of February 24, 2022 (the “Effective Date”), and is by and between the Company and Executive.

WITNESSETH:

WHEREAS, the Company and Executive wish to amend the Agreement for the purpose of extending certain benefits made available to Executive pursuant to the Agreement that would otherwise expire on July 27, 2023; and

WHEREAS, pursuant to Section 11 of the Agreement, the Agreement may only be amended or changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

NOW, THEREFORE, in consideration of the continued employment of Executive by the Company, the agreements made herein and in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, pursuant to Section 11 of the Agreement, the parties agree as follows:

1.          In Section 4.4(a) of the Agreement, the phrase “during the five (5) year period ending on the fifth anniversary of the Effective Date” is hereby deleted in its entirety and replaced with the phrase “on or prior to September 30, 2024”.

2.          Capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the Agreement. This Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee and may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute a complete document. Except as amended by this Amendment, the terms and provisions of the Agreement remain unchanged and in full force and effect as in effect on the date hereof.

[Signature page(s) follow(s)]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

CRACKER BARREL OLD COUNTRY STORE, INC.

By:	/s/Richard M. Wolfson
Name:	Richard M. Wolfson
Title:	Senior Vice President, General Counsel and Corporate Secretary

EXECUTIVE:

/s/Sandra B. Cochran
Sandra B. Cochran